EXHIBIT 99.2

WIND RIVER SYSTEMS, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

FOR

KENNETH R. KLEIN

This Executive Employment Agreement (“Agreement”) is entered into as of November 5, 2003, by and between Kenneth R. Klein (“Executive”) and Wind River Systems, Inc. (the “Company”), a Delaware corporation.

WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits, including the benefits provided in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.                                      EMPLOYMENT BY THE COMPANY.

1.1                               Title and Responsibilities.  Subject to the terms set forth herein, the Company agrees to employ Executive, commencing on January 5, 2004 (unless otherwise provided herein) (the “Effective Date”), in the position of Chairman of the Company’s Board of Directors (the “Board”),  President and Chief Executive Officer, and Executive hereby accepts such employment.  During his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacity permitted by the Company’s general employment policies) to the business of the Company.

1.2                               Executive Position.  Executive will serve in an executive capacity and shall perform such duties as are assigned from time to time by the Board, consistent with the Bylaws of the Company and as required by the Company.  The Company shall use its best efforts to elect Executive to the Board for as long as Executive holds the position of Chief Executive Officer.

1.3                               Company Employment Policies.  The employment relationship between the parties shall also be governed by the general employment policies and procedures of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or procedures, this Agreement shall control.

2.                                      COMPENSATION AND BENEFITS.

2.1                               Salary.  For services rendered as President and Chief Executive Officer hereunder, Executive shall receive an annualized base salary of Four Hundred Fifty Thousand Dollars ($450,000), less required withholdings and deductions, payable in accordance with the Company’s standard payroll procedures.  Executive will be considered for annual changes in base salary in accordance with Company policy and subject to review and approval by the Board.

2.2                               Annual Performance Bonus.  Executive shall be eligible for an annual performance bonus for each fiscal year Executive is employed by the Company.  The amount of Executive’s annual performance bonus will be determined by the Board based on certain measurable goals, including a target for on-plan performance and performance in excess of plan, established by mutual agreement between the Board and Executive before or within 90 days after the commencement of each fiscal year of the Company (the “Performance Criteria”); provided, however, that the annual performance bonuses for on-target performance shall be no less than fifty percent (50%) of Executive’s annual base salary for such fiscal year, with appropriate adjustments for performance that is in excess of or under target.  Executive’s bonus will be paid out in accordance with the Company’s standard practice.  No bonus is guaranteed to Executive, and any bonus is subject to the approval of the Board.

2.3                               Stock Options.

(a)                                  Except as otherwise provided by the final sentence of this Section 2.3(a) and by Section 2.3(b), on the date of commencement of employment and the approval of the Board or a committee thereof (which approval shall be given on such date), Executive will be granted three stock options to purchase an aggregate of 2,400,000 shares of common stock of the Company, subject to the terms of the Company’s 1998 Equity Incentive Plan (the “Plan”) and the Company’s standard form of stock option agreement.  The exercise price of the options shall be the fair market value (as defined in the Plan) of the covered shares on the date of the grant.  The three options shall consist of a grant of 2,000,000 shares (the “Standard Grant”), a grant of 200,000 shares (the “First Performance Grant”) and a grant of 200,000 shares (the “Second Performance Grant,” and together with the Standard Grant and the First Performance Grant, the “Options”).  The Options shall vest over a four-year period, with one-fourth of the shares vesting on the first anniversary of the date of grant and the remaining three-fourths of the shares vesting in equal parts on a monthly basis thereafter.  Notwithstanding the foregoing, (a) the First Performance Grant shall only be exercisable, to the extent vested, on the earlier to occur of (i) the Fair Market Value (as such term is defined in Section 2.3(c)) of the Company’s common stock equals or exceeds 1.5 times the exercise price of the option, and (ii) the fifth anniversary of the date of grant of the option, provided that Executive’s employment with the Company has continued through the date of occurrence of such first-occurring event; and (b) the Second Performance Grant shall only be exercisable, to the extent vested, on the earlier to occur of (i) the Fair Market Value (as such term is defined in Section 2.3(c)) of the Company’s common stock equals or exceeds 2 times the exercise price of the option, and (ii) the fifth anniversary of the date of grant of the option, provided that Executive’s employment with the Company has continued through the date of occurrence of such first-occurring event.  The Company’s ability to grant the Options is conditioned upon the approval by the Company’s stockholders of certain amendments to the Plan prior to the date of grant, and the Company will use its best efforts to secure such approval.  However, if the Company is unable to secure such approval before January 1, 2004, the provisions of Section 2.3(b) shall apply instead of those set forth in this Section 2.3(a).

(b)                                  In lieu of the grant of the Options, on December 31, 2003, which shall be the date Executive’s employment shall commence under this Agreement, and the approval of the Board or a committee thereof (which approval shall be given on such date), Executive will be granted (a) a stock option covering an aggregate of 750,000 shares of common stock of the Company (the “First Alternative Standard Grant”), subject to the terms of the Plan and the Company’s standard form of stock option agreement, and (b) a stock appreciation right covering 750,000 shares of common stock of the Company (the “First SAR Grant”), subject to the terms of the Plan as an Independent Right (as defined in Section 7(c)(i)(3) of the Plan) and the Company’s standard form of stock appreciation right agreement.  The exercise price of the First Alternative Standard Grant and the price from which appreciation of the First SAR Grant shall be measured shall be the fair market value (as defined in the Plan) of the covered shares on the date of grant.

On January 5, 2004 and the approval of the Board or a committee thereof (which approval shall be given on such date), Executive will be granted three additional stock options to purchase an aggregate of 750,000 shares of common stock of the Company, subject to the terms of the Plan and the Company’s standard form of stock option agreement.  The exercise price of such options shall be the fair market value (as defined in the Plan) of the covered shares on the date of grant.  The three options shall consist of a grant of 350,000 shares (the “Second Alternative Standard Grant”), a grant of 200,000 shares (the “First Alternative Performance Grant”) and a grant of 200,000 shares (the “Second Alternative Performance Grant,” and together with the First Alternative Standard Grant, the Second Alternative Standard Grant and the First Alternative Performance Grant, the “Alternative Options”).  The Alternative Options shall vest over a four-year period, with one-fourth of the shares vesting on the first anniversary of the date of grant (with the first anniversary date of the First Alternative Standard Grant being considered to be the first anniversary date of the Second Alternative Standard Grant for this purpose) and the remaining three-fourths of the shares vesting in equal parts on a monthly basis thereafter.  Notwithstanding the foregoing, (a) the First Alternative Performance Grant shall only be exercisable, to the extent vested, on the earlier to occur of (i) the Fair Market Value (as such term is defined in Section 2.3(c)) of the Company’s common stock equals or exceeds 1.5 times the exercise price of the option, and (ii) the fifth anniversary of the date of grant of the option, provided that Executive’s employment with the Company has continued through the date of occurrence of such first-occurring event; and (b) the Second Alternative Performance Grant shall only be exercisable, to the extent vested, on the earlier to occur of (i) the Fair Market Value (as such term is defined in Section 2.3(c)) of the Company’s common stock equals or exceeds 2 times the exercise price of the option, and (ii) the fifth anniversary of the date of grant of the option, provided that Executive’s employment with the Company has continued through the date of occurrence of such first-occurring event.

On January 5, 2004 and the approval of the Board or a committee thereof (which approval shall be given on such date), Executive also will be granted a stock appreciation right covering 150,000 shares of common stock of the Company (the “Second SAR Grant” and together with the First SAR Grant, the “SAR Grants”), subject to the terms of the Plan as an

Independent Right (as defined in Section 7(c)(i)(3) of the Plan) and the Company’s standard form of stock appreciation right agreement.  The price from which appreciation of the Second SAR Grant shall be measured shall be the fair market value (as defined in the Plan) of the covered shares on the date of grant.  The SAR Grants shall vest over a four-year period, with one-fourth of the shares vesting on the first anniversary of the date of grant (with the first anniversary date of the First SAR Grant being considered to be the first anniversary date of the Second SAR Grant for this purpose) and the remaining three-fourths of the shares vesting in equal parts on a monthly basis thereafter.  The SAR Grants shall be considered to substitute for 900,000 shares of the Standard Grant, as described in Section 2.3(a); accordingly, as Executive is granted additional options pursuant to the Plan (or any later adopted stock plan of the Company), the SAR Grants will provide that the appreciation payable on their exercise will not include any amount based on fair market value (as defined in the Plan) of the covered shares that exceeds the exercise price(s) of any later granted stock options (the “Replacement Options”) covering up to 900,000 shares of the common stock of the Company, provided that the Replacement Options shall have (a) the same vesting provisions and vesting dates as if originally part of the Second Alternative Standard Grant and (b) a term no shorter than the term of the Second Alternative Standard Grant.  The SAR Grants shall be payable only in shares of the Company’s common stock and shall have a term of 120 months.

(c)                                  For purposes of determining the exercisability of the First and Second Performance Grants or the First and Second Alternative Performance Grants, as the case may be, “Fair Market Value” of the Company’s common stock shall be the average closing price of such common stock on the exchange on which it is traded for the 30 days preceding the date of determination.

2.4                               Legal Expenses.  The Company shall reimburse Executive for legal expenses incurred in connection with negotiating and drafting this Agreement, not to exceed Fifteen Thousand Dollars ($15,000) in total.

2.5                               Standard Company Benefits.  Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation plans which may be in effect from time to time and provided by the Company to its executive level employees generally.

2.6                               Business Expense Reimbursement.  The Company shall reimburse Executive for all reasonable travel, entertainment or other expenses he incurs in furtherance of or in connection with the performance of his duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

2.7                               Indemnification.  Executive shall receive indemnification as a corporate officer and director of the Company to the maximum extent extended to the other officers and directors of the Company.

3.                                      PROPRIETARY INFORMATION OBLIGATIONS.

3.1                               Proprietary Information Agreement.  Executive agrees to execute and abide by the Company’s standard form of Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

3.2                               Remedies.  Executive’s duties under the Proprietary Information and Inventions Agreement shall survive termination of Executive’s employment with the Company.  Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of the Proprietary Information and Inventions Agreement would be inadequate and Executive therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

4.                                      OUTSIDE ACTIVITIES.

4.1                               Activities.  Except with the prior written consent of the Board, Executive will not during his employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor.  Notwithstanding the foregoing, Executive may (a) engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder and (b) serve as a member of the board of directors of any entity so long as such service does not, in the sole discretion of the Board, materially interfere with the performance of his duties hereunder or violate Section 4.2 hereof.  Executive agrees to notify the Board prior to the commencement of any such board service.

4.2                               Non-Competition During Employment.  During his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever known by him to compete directly with the Company, anywhere in the world, in any line of business engaged in by the Company; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any one such corporation shall not in the aggregate constitute more than five percent (5%) of the voting stock of such corporation.

5.                                      OTHER AGREEMENTS.

Executive represents and warrants that his employment by the Company will not conflict with and will not be constrained by any prior agreement or relationship with any third party.  Executive represents and warrants that he will not disclose to the Company or use on behalf of the Company any confidential information governed by any agreement with any third party except in accordance with an agreement between the Company and any such third party.  During Executive’s employment by the Company, Executive may use, in the performance of his duties, all information generally known and used by persons with training and experience comparable to his own and all information which is common knowledge in the industry or otherwise legally in the public domain.

6.                                      TERMINATION OF EMPLOYMENT.

6.1                               At-Will Employment.  Executive’s relationship with the Company is at will.  Both Executive and the Company shall have the right to terminate Executive’s employment with the Company as President and Chief Executive Officer at any time with or without Cause (as defined below) and with or without notice.  In the event of such termination, Executive agrees to resign from the Board and from any committees of the Board, effective as of the date of termination.

6.2                               Termination by Company for Cause.  If the Company terminates Executive’s employment as President and Chief Executive Officer at any time for Cause (as defined below), Executive’s salary shall cease on the date of termination and Executive shall not be entitled to severance pay, pay in lieu of notice or any other such compensation other than payment of accrued salary and vacation and such other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans.  All stock options and any stock awards held by Executive shall cease vesting as of the date of termination and shall be exercisable thereafter only pursuant to the terms of the Company’s applicable compensatory stock plans and the corresponding stock award agreements.

(a)                                  Definition of “Cause.”  For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following:  (i) Executive’s willful and continued failure to perform the duties and responsibilities of his position after there has been delivered to Executive a written demand for performance from the Board which describes the basis for the Board’s belief that Executive has not substantially performed his duties and provides Executive with 30 days to take corrective action; (ii) any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee with the intention or reasonable expectation that such may result in Executive’s substantial personal enrichment; or (iii) Executive’s conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business.  Executive’s physical or mental disability or death shall not constitute Cause hereunder.

6.3                               Termination Without Cause.  Except as provided under Section 7.2 of this Agreement, if the Company terminates Executive’s employment as President and Chief Executive Officer at any time without Cause, Executive shall be entitled to the following severance benefits:

(a)                                  an amount equal to 12 months of Executive’s base salary as of his termination date plus an amount equal to one hundred percent (100%) of Executive’s actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, less required withholdings and deductions, payable commencing within ten (10) days after the effective date of the release to be provided under Section 8 below in equal monthly installments over the period of 12 months from Executive’s termination date;

(b)                                  reimbursement of the cost of continued health insurance coverage for Executive and Executive’s eligible dependents, if Executive elects continued coverage under federal COBRA or any state equivalent, for a period of 12 months from the termination date;

(c)                                  an additional credit towards the vesting and exercisability of the Options, the Alternative Options, the SAR Grants and the Replacement Options, as applicable, equal to the greater of (i) 12 months of service measured from the date of termination and (ii) 24 months of service measured from the date of grant of the Options, the Alternative Options, the SAR Grants or the Replacement Options, as applicable, (with the date of grant of the Replacement Options deemed to be the date of grant of the SAR Grants for this purpose only), with the Options, the Alternative Options, the SAR Grants and the Replacement Options remaining exercisable pursuant to the terms of the Company’s applicable compensatory stock plans and the corresponding award agreements; and

(d)                                  12 months of additional credit towards the vesting and exercisability of all equity awards other than the Options, the Alternative Options, the SAR Grants and the Replacement Options, with such awards remaining exercisable pursuant to the terms of the Company’s applicable compensatory stock plans and the corresponding award agreements.

6.4                               Executive’s Voluntary Resignation.  Executive may voluntarily terminate his employment with the Company at any time with or without notice, and with or without Good Reason (as defined below).  If Executive voluntarily terminates his employment other than for Good Reason, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation other than payment of accrued salary and vacation and such other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans.  All stock options and any other stock awards held by Executive shall cease vesting as of the date of termination and shall be exercisable thereafter only pursuant to the terms of the Company’s applicable compensatory stock plans and the corresponding stock award agreements.

6.5                               Termination for Death or Disability.  Executive’s employment with the Company will be terminated in the event of Executive’s death, or, subject to applicable law, any illness, disability or other incapacity that renders Executive physically or mentally unable regularly to perform his duties hereunder for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive 12 month period.  The determination regarding whether Executive is physically or mentally unable regularly to perform his duties shall be made by the Board.  Executive’s inability to be physically present on the Company’s premises shall not constitute a presumption that Executive is unable to perform such duties.  If Executive’s employment with the Company is terminated for death or disability as described in this Section 6.5, Executive or Executive’s heirs, successors, and assigns shall not receive any compensation or benefits other than payment of accrued salary and vacation and such other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans.  All stock options and any other stock awards held by Executive shall cease vesting as of the date of termination and shall be exercisable thereafter only pursuant to the terms of the Company’s applicable compensatory stock plans and the corresponding stock award agreements.

6.6                               Executive’s Resignation for Good Reason.  Executive may resign his employment as President and Chief Executive Officer for Good Reason so long as Executive tenders his resignation to the Company within sixty (60) days after Executive learns of the occurrence of the event which forms the basis for his termination for Good Reason.  Except as provided under Section 7.2 of this Agreement, if Executive terminates his employment for Good Reason, Executive shall be entitled to the same severance benefits as set forth in Section 6.3 above.

(a)                                  Definition of “Good Reason.”  For purposes of this Agreement, “Good Reason” shall mean any one of the following events without Executive’s express written consent:  (i)  a reduction of Executive’s duties, title, authority, or responsibilities as President and Chief Executive Officer, relative to Executive’s duties, title, authority or responsibilities as in effect at the Measuring Time; (ii) a reduction by the Company in the base salary of Executive as in effect at the Measuring Time except for a one-time reduction, in an amount of up to 10%, that also is applied to substantially all of the Company’s other senior executives; (iii) a reduction by the Company in the aggregate level of employee benefits, including bonuses, to which Executive was entitled at the Measuring Time with the result that Executive’s aggregate benefits package is materially reduced; (iv) the relocation of Executive to a facility or location more than 35 miles from Executive’s location at the commencement of Executive’s employment; (v) the failure of the Company to use its best efforts to elect Executive to the Board at every opportunity during Executive’s employment as President and Chief Executive Officer; (vi) a material breach by the Company of its obligations under this Agreement; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors.  For purposes of the preceding sentence,  “Measuring Time” means (i) immediately prior to the applicable reduction or (ii) Executive’s commencement of employment.

7.                                      CHANGE OF CONTROL.

7.1                               Definition.  For purposes of this Agreement, Change of Control means the happening of any of the following events:

(a)                                  A dissolution or liquidation of the Company.

(b)                                  A sale, lease or other disposition of all or substantially all of the assets of the Company.

(c)                                  A merger, reverse merger, consolidation or reorganization of the Company with or into another corporation or other legal person, other than a merger, reverse merger, consolidation or reorganization in which beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) or comparable successor rule) of more than fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity (or if the surviving entity is a controlled affiliate of any other entity, the then-outstanding securities of the entity that ultimately controls the survivor) immediately after such a transaction are held in the aggregate by holders of voting securities of the Company immediately prior to such transaction.  However, any person who acquired securities of the Company prior to the occurrence of a merger, reverse merger, consolidation or reorganization in contemplation of such transaction, and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving entity (or if the Company or the surviving entity is a controlled affiliate, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction.

(d)                                  The acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or a subsidiary or other controlled affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act or comparable successor rule) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company.

(e)                                  The individuals who, at the beginning of any period of two (2) consecutive years, constitute the Board (the “Incumbent Directors”) cease for any reason during such period to constitute at least a majority of the Board, unless the election or the nomination for election by the Company’s stockholders of a Director first elected during such period was approved by the vote of at least a majority of the Incumbent Directors, whereupon such Director shall also be classified as an Incumbent Director.

7.2                               Change of Control Termination.  If, within 12 months following a Change of Control, Executive’s employment with the Company is terminated without Cause or Executive resigns from employment for Good Reason (a “Change of Control Termination”), Executive shall be eligible to receive the severance benefits described in Section 7.2(a), subject to Section 7.2(b).

(a)                                  Severance Benefits.  In the event of a Change of Control Termination, Executive shall receive the following severance benefits in lieu of those set forth in Section 6 above:

(i)                                    an amount equal to 12 months of Executive’s base salary as of his termination date plus an amount equal to one hundred percent (100%) of Executive’s actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, less required withholdings and deductions, payable commencing within ten (10) days after the effective date of the release to be provided under Section 8 below in equal monthly installments over the period of 12 months from Executive’s termination date;

(ii)                                reimbursement of the cost of continued health insurance coverage for Executive and Executive’s eligible dependents, if Executive elects continued coverage under federal COBRA or any state law equivalent, for a period of 24 months from the termination date; and

(iii)                            one hundred percent (100%) accelerated vesting and exercisability of all equity awards with respect to the Company’s common stock, with such awards remaining exercisable pursuant to the terms of the Company’s applicable compensatory stock plans and the corresponding award agreements.

(b)                                  Non-Competition.  If, in connection with a Change of Control,  California Business and Professions Code Section 16601 (a copy of which is attached as Exhibit B) applies to Executive or a forfeiture of certain compensation and benefits in the event of competitive activity is otherwise permitted by applicable law, and if Executive engages in “Competitive Activity” (as defined below), Executive shall forfeit his right to receive any unpaid cash severance payments and unreimbursed insurance coverage costs (as provided in Section 7.2(a)(i) and (ii) above) and any unexercised stock awards, the vesting and exercisability of which were accelerated (as provided in Section 7.2(a)(iii) above), and the Company may rescind the exercise of any stock award, the vesting of which was so accelerated, within 24 months after such exercise or demand that Executive pay over to the Company the proceeds received by Executive upon the sale, transfer or other transaction involving such stock award shares, in such manner and on such terms and conditions as the Company may require. For purposes of this Section 7.2(b), Executive shall be considered to have engaged in Competitive Activity if, during the period of 24 months following termination of employment, Executive, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any similar capacity, engages in, becomes financially interested in, becomes employed by or has any business connection with any other person, corporation, firm, partnership or other entity whatsoever that competes with the Company, anywhere in the world, in the business of embedded software (including, but not limited to, Microsoft Corporation, Lynx Real Time Systems, Inc., Green Hills Software, Inc., Mentor Graphics, Inc., Microwave Systems Corporation, QNX Software Systems, Ltd., and Sun Microsystems, Inc. and their successors).  Notwithstanding the foregoing, Executive may own, as a passive investor, securities of any competitor corporation, so long as Executive’s direct holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation.

7.3                               Parachute Payments.   If any payment or benefit Executive would receive pursuant to a Change of Control from the Company or otherwise, but determined without regard to any additional payment required under this Section 7.3, (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive from the Company an additional payment (the “Gross-Up Payment,” and any iterative payments pursuant to this paragraph also shall be “Gross-Up Payments”) in an amount that shall fund the payment by Executive of any Excise Tax on the Payment, as well as all income and employment taxes on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment.  For this purpose, all income taxes will be assumed to apply to Executive at the highest marginal rate.  Any Gross-Up Payment shall be paid to Executive, or for his benefit, within 15 days following receipt by the Company of the report of the accounting firm described in Section 7.3(b) below.  In the event of any dispute, this paragraph shall be interpreted as providing additional payments to Executive or for his benefit such that after receipt of all payments and benefits, Executive is in the same-after tax position as if no Excise Tax had been imposed on the Payment.

(a)                                  The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is also serving as accountant or auditor for the individual, entity or group which will control the Company upon the occurrence of a Change of Control under Section 7.1(b), (c) or (d), the Company shall appoint a nationally recognized accounting firm other than the accounting firm engaged by the Company for general audit purposes to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(b)                                  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within thirty (30) calendar days after the date on which such accounting firm has been engaged to make such determinations or such other time as requested by the Company or Executive.  If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment.  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

8.                                      RELEASE.  Upon his termination of employment, Executive shall enter into and execute a release substantially in the form attached hereto as Exhibit C (the “Release”), as a condition of Executive’s receipt of any severance benefits provided under this Agreement.  Additionally, unless the Release is executed by Executive and becomes fully effective under the terms set forth in the Release, any acceleration of Executive’s equity awards as provided in this Agreement shall not apply, and Executive’s equity awards in such event may be exercised following the date of Executive’s termination only to the extent provided under their original terms in accordance with the applicable compensatory stock plan and the applicable award agreements.

9.                                      GENERAL PROVISIONS.

9.1                               Notices.  Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including, personal delivery by facsimile transmission or the third day after mailing by first class mail) to the Company at its primary office location and to Executive at his address as listed on the Company payroll (which address may be changed by written notice).

9.2                               Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.

9.3                               Waiver.  If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

9.4                               Entire Agreement.  This Agreement, together with the Proprietary Information and Inventions Agreement, and the stock option agreements constitutes the entire agreement between Executive and the Company and it supersedes any prior agreement, promise, representation, or statement written or otherwise between Executive and the Company with regard to this subject matter.  It is entered into without reliance on any promise, representation, statement or agreement other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by Executive and a duly authorized officer of the Company.

9.5                               Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

9.6                               Headings.  The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

9.7                               Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

9.8                               Arbitration.  To provide a mechanism for rapid and economical dispute resolution, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement (including the Release) or its enforcement, performance, breach, or interpretation, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration, by a single arbitrator, in San Francisco, California and conducted by Judicial Arbitration & Mediation Services/Endispute (“JAMS”), under its then-existing and applicable rules and procedures. Nothing in this Section 9.8 or in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

9.9                               Remedies.  Executive’s duties under Sections 3, 7.2(b) and the Proprietary Information and Inventions Agreement shall survive termination of Executive’s employment with the Company.  Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of these sections and the Proprietary Information and Inventions Agreement would be inadequate, and Executive therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

9.10                        Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to conflicts of laws principles thereof, as applied to contracts made and to be performed entirely within California.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

WIND RIVER SYSTEMS, INC.

By:	/S/ NARENDRA K. GUPTA

Name:	Narendra K. Gupta

Title:	Interim President and Chief Executive Officer

KENNETH R. KLEIN

/S/ KENNETH R. KLEIN

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

EMPLOYEE PROPRIETARY RIGHTS AGREEMENT

(FOR US-BASED PERSONNEL ONLY)

In consideration of my employment or continued employment by Wind River Systems, Inc. or its subsidiaries and affiliates (the “Company”), and the compensation now and hereafter paid to me, I hereby represent and agree as follows:

1.               I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of my employment with the Company, I am expected to make new contributions to and/or create inventions of value for the Company.

2.               I will promptly disclose in confidence to the Company all inventions, improvements, original works of authorship, algorithms, processes, methods, computer programs, schematics, databases and customer and competitive information (“Intellectual Property”), whether or not patentable, copyrightable or protectable as trade secrets, that are or have been made, discovered, conceived or first reduced to practice by me, either alone or jointly with others, during the period of my employment, which are related in any way to the business of the Company, similar to or competitive with the products or research and development activities of the Company, or sold to the Company’s customers or potential customers.

3.               To the extent not already assigned to the Company by operation of law, I agree that all Intellectual Property that — (a) is or has been developed using equipment, supplies or facilities of the Company (except for any permitted personal use of Company equipment in connection with a home office or any permitted personal use of mobile Company computing equipment outside of Company facilities), (b) is or has been developed using trade secrets of the Company, (c) results or has resulted from work performed by me for the Company or (d) relates to the business or the actual or anticipated research or development of the Company — will be the sole and exclusive property of and is hereby assigned to the Company (including any right to sue and collect damages for past infringements).  The provisions of this paragraph do not apply to any invention that may not be assigned to the Company according to Section 2870 of the California Labor Code, which is set forth in the Appendix to this Agreement.

4.               I acknowledge that all original works of authorship which are or have been made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

5.               I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights and other legal protections for the Company’s Intellectual Property in any and all countries.  I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company’s request on such assistance.

6.               To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a list of Intellectual Property that I believe I have, alone or jointly with others, made, discovered, conceived or first reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I believe to be excluded from the scope of this Agreement.  If disclosure of any such Intellectual Property on Exhibit A would cause me to violate any prior confidentiality obligations, I understand that I am not to list such Intellectual Property in Exhibit A but I am to indicate that all such Intellectual Property has not been listed for that reason.

7.               I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be developed by me or disclosed to me that relates to the business of the Company or to the business of any customer or supplier of the Company or other third party

(“Confidential Information”).  Such Confidential Information includes but is not limited to, patent applications, works of authorship, inventions, data, know-how, developments, algorithms, processes, methods, designs, marketing plans, product plans, business strategies, partnering strategies, financial information, forecasts, competitive analyses, personnel information and customer (and potential customer) information.  Confidential Information shall not include any information that (through no fault of my own) was or has become a matter of public knowledge, was or is disclosed by the Company to a third party without a duty of confidentiality on the third party, or becomes publicly disclosed under operation of law.

8.               At all times, both during my employment and after its termination, I will keep all such Confidential Information in confidence and trust, and I will not use or disclose any of such Confidential Information without the written consent of the Company, except as may be necessary to perform my duties as an employee of the Company.  Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not retain any documents or materials or copies thereof containing any Confidential Information.

9.               I agree that during the period of my employment by the Company I will not engage in any employment or business activity outside of my employment with the Company that might conflict with my obligations to the Company (including my obligations under this Agreement regarding Confidential Information and relating to Intellectual Property), including any duty of loyalty to the Company imposed by law.  I agree that I will not engage in any business activity during the period of my employment outside of my employment with the Company that involves any competitors of the Company in any of the fields in which the Company participates.  I agree further that for the period of my employment with the Company and for one (1) year after the date of termination of my employment with the Company, I will not (i) solicit (or aid in the solicitation of) any employee of the Company to leave the employ of the Company, or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

10.         I represent that my performance of all terms of this Agreement and my duties as an employee of the Company will not breach any intellectual property assignment or confidentiality agreement with any former employer or other party.  I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any Intellectual Property of a former employer, or documents or materials of a former employer that are not generally available to the public.  Not withstanding the forgoing, I agree that if I incorporate (or cause the incorporation of) Intellectual Property to which I claim to have an interest into the developments, services or processes of the Company, such Intellectual Property is hereby licensed to the Company on a perpetual, royalty-free basis to the full extent of my interest in such Intellectual Property, including all copyrights and patent rights.

11.         This Agreement will be governed by and construed according to the laws of the State of Delaware.  If any provision of this Agreement is deemed unenforceable by law, then such provision will be deemed stricken from this Agreement, unless it can be modified by a court so as to render it enforceable consistent with the intent of the Agreement, and the remaining provisions will continue in full force and effect.  I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

12.         This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior representations.  No modification of or amendment to this agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

13.         The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

14.         I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time.  This Agreement shall be effective as of the first day of my employment by the Company.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.  I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

EMPLOYEE	COMPANY

BY:	BY:

TITLE:	TITLE:

DATE:	DATE:

EXHIBIT A

PRIOR INTELLECTUAL PROPERTY

The following is a list of Intellectual Property that may be relevant to the subject matter of my employment by the Company that have been made, discovered, conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐            No Intellectual Property.

☐            See Below:

☐            Due to confidentiality agreements with prior employer, I cannot disclose certain Intellectual Property that would otherwise be included on the above-described list.

☐            Additional sheets attached.

EMPLOYEE SIGNATURE

EMPLOYEE — PRINT NAME

DATE

APPENDIX

California Labor Code Section 2870

(a)                                  Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                  Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT B

CALIFORNIA BUSINESS AND PROFESSIONS CODE SECTION 16601

Any person who sells the goodwill of a business, or any shareholder of a corporation selling or otherwise disposing of all his shares in said corporation, or any shareholder of a corporation which sells (a) all or substantially all of its operating assets together with the goodwill of the corporation, (b) all or substantially all of the operating assets of a division or a subsidiary of the corporation together with the goodwill of such division or subsidiary, or (c) all of the shares of any subsidiary, may agree with the buyer to refrain from carrying on a similar business within a specified county or counties, city or cities, or a part thereof, in which the business so sold, or that of said corporation, division, or subsidiary has been carried on, so long as the buyer, or any person deriving title to the goodwill or shares from him, carries on a like business therein.  For the purposes of this section, “subsidiary” shall mean any corporation, a majority of whose voting shares are owned by the selling corporation.

EXHIBIT C

RELEASE AGREEMENT

I understand that my position with Wind River Systems, Inc. (the “Company”) terminated effective                         ,             (the “Separation Date”).  The Company has agreed that if I choose to sign this Release, the Company will pay me certain severance benefits pursuant to the terms of the Executive Employment Agreement (the “Agreement”) between myself and the Company, and any agreements incorporated therein by reference.  I understand that I am not entitled to such benefits unless I sign this Release and it becomes fully effective.  I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising at any time prior to the date I sign this Release.  This general release includes, but is not limited to:  all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of equity or compensation.  Notwithstanding the release in the preceding sentence, I am not releasing any right of indemnification I may have for any liabilities arising from my actions within the course and scope of my employment with the Company.

In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

If I am forty (40) years of age or older as of the Separation Date, I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”).  I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled.  I have been advised by this writing, as required by the ADEA that:  (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily sign this Release earlier); (d) I have seven (7) days following my signing of this release to revoke the Release; and (e) this Release will not be effective until the eighth day after I have signed this Release.

Agreed:

WIND RIVER SYSTEMS, INC.	KENNETH R. KLEIN

By:
[Name]
[Title]

Date:	Date: